Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated August 10, 2012, to the Board of Directors of VanceInfo Technologies Inc. (“VanceInfo”) as Appendix D to, and the references thereto under the captions “SUMMARY—Opinion of Financial Advisor to VanceInfo”, “THE MERGER—Background of the Merger”, “THE MERGER—Recommendation of the VanceInfo Board” and “THE MERGER—Opinion of Financial Advisor to VanceInfo” in, the joint proxy statement/prospectus relating to the proposed merger involving VanceInfo and HiSoft Technology International Limited (“HiSoft”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form F-4 of HiSoft.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

August 31, 2012